UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  4 December 2006

(Date of earliest event reported)

D E E R E  &  C O M P A N Y

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01         Regulation FD Disclosure

Deere & Company One John Deere Place Moline, IL 61265 USA Phone: 309-765-8000 www.deere.com

DEERE TO RELEASE MONTHLY RETAIL-SALES COMMENT

MOLINE, IL (December 4, 2006) — Deere & Company today said it expects to release commentary on November 2006 retail sales next week. The company’s statement will be available in the form of a recorded message, accessible by telephone or over the Internet, after the monthly announcement of industry sales by the Association of Equipment Manufacturers. The AEM report is normally made public on or around the tenth day of the month.

Deere’s statement will provide comment about the AEM data and other information concerning company retail sales of farm machinery, construction equipment, and commercial and consumer equipment.

The company’s comments will be available on the Internet at www.JohnDeere.com, or by phone at (309) 765-5149, for several days following the AEM announcement. The information is expected to be available by telephone shortly before it is posted on the website. Other information regarding developments at Deere may also be posted on the company website from time to time.

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About John Deere: John Deere (Deere & Company-NYSE:DE) is the world’s leading manufacturer of agricultural and forestry equipment; a major manufacturer of construction equipment; and a leading supplier of equipment used in lawn, grounds and turf care. Additionally, John Deere manufactures engines used in heavy equipment and provides financial services and other related activities that support the core businesses. Since its founding in 1837, the company has established a heritage of quality products and services providing performance that endures to customers worldwide.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

By:	/S/ Marc A. Howze
Marc A Howze, Secretary

Dated: December 4, 2006